Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
COUNTRYWIDE FINANCIAL CORPORATION

Effective and adopted by the Board of Directors on November 28, 2007

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AMENDED AND RESTATED BYLAWS
OF
COUNTRYWIDE FINANCIAL CORPORATION

ARTICLE I
Name and Location

Section 1:	Name
The name of this corporation shall be Countrywide Financial Corporation.

Section 2:	Principal Offices
The principal executive office of the Corporation shall be located at 4500 Park Granada, Calabasas, California 91302. The location may be changed by approval of the majority of the authorized Directors.

Section 3:	Other Offices
The Corporation may also have offices at such other places within or without the State of Delaware, and in accordance with all applicable laws and regulations, as the Board of Directors may determine from time to time where the Corporation is qualified to do business or the business of the Corporation may require.
ARTICLE II
Meeting of Stockholders

Section 1:	Place of Meeting, Etc.
All meetings of the stockholders shall be held at such dates, times and places, if any, within or without the State of Delaware as shall be determined by a majority of the authorized Directors, the Chairperson of the Board or the Chief Executive Officer and as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof, except as otherwise provided in these Bylaws. If the place of any meeting is not so fixed, it shall be held at the principal executive office of the Corporation in the State of California.

Section 2:	Annual Meeting
The annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly be brought before such meeting shall be held on such date and at such time as may be designated by a majority of the authorized Directors, the Chairperson of the Board or the Chief Executive Officer.

Section 3:	Special Meeting
Special meetings of the stockholders, for any purpose or purposes, may only be called by the written request of a majority of the authorized Directors, the Chairperson of the Board or the Chief
Executive Officer. Such request shall state the purpose or purposes of the proposed meeting. At such meetings the only business which may be transacted is that relating to the purpose or purposes set forth in the notice thereof.

Section 4:	Notice of Meetings
Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, if any, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation of the Corporation or these Bylaws, a copy of the notice of any meeting shall be given to each stockholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of such meeting. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid and shall be directed to each stockholder at his or her address as it appears on the record of stockholders, unless he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, in which case it shall be directed to him or her at such other address. Unless the Board shall fix a new record date for an adjourned meeting or the adjournment is for more than thirty days, notice of such adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting as originally notified. Any previously scheduled meeting of the stockholders may be postponed, and (unless otherwise required by law or by the Certificate of Incorporation of the Corporation) any special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 5:	Quorum
At all meetings of stockholders, the holders of a majority in voting power of the shares of the Corporation issued and outstanding and entitled to vote thereat shall be present in person or by proxy in order to constitute a quorum for the transaction of business, except as otherwise provided by law or by the Certificate of Incorporation of the Corporation. In the absence of a quorum, the stockholders present in person or by proxy and entitled to vote thereat if a quorum had been present may adjourn the meeting.

Section 6:	Voting
Except as otherwise provided by the Certificate of Incorporation of the Corporation, at any meeting of the stockholders every stockholder of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his or her name as of the record date and entitling him or her to so vote. Except as otherwise provided by law, the applicable rules and regulations of any stock exchange, the Certificate of Incorporation of the Corporation and by these Bylaws, any corporate action to be taken by a vote of the stockholders shall be authorized by a majority of the votes cast at a meeting at which a quorum is present by the stockholders present in person or by proxy and entitled to vote thereon.

Section 7:	Proxies
At all meetings of stockholders, a stockholder may vote in person or by proxy. A stockholder may authorize another person or persons to act for him or her as proxy by the following means:
(a)	executing a written authorization signed by the stockholder or his or her attorney-in-fact; or

(b)	transmitting or authorizing the transmission of a telegram, facsimile, telephone call or other means of electronic transmission permitted by Delaware law.
Such proxy shall be filed with the Secretary of the Corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, unless it otherwise states that it is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power, or except as otherwise provided by law. Any copy of the proxy writing or transmission created may be substituted or used in lieu of the original proxy.

Section 8:	List of Stockholders
A list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares held by each stockholder shall be prepared by the officer of the Corporation in charge of the stock ledger at least ten days prior to such meeting. The list of stockholders shall be open to examination by any stockholder for any purpose germane to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network, provided that the information required to obtain access to such list is provided with the notice of meeting, for ten days prior to the meeting and, in addition, shall be produced at such meeting of the stockholders and may be inspected by any stockholder who is present thereat.

Section 9:	Inspectors
The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share; (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 10:	Conduct of Meetings
At each meeting of the stockholders, the Chairperson of the Board or, in his or her absence, the Chief Executive Officer or, in his or her absence, the President or, in his or her absence, any other executive officer of the Corporation, in order of seniority, shall preside over the meeting. The Secretary or, in his or her or her absence, any person appointed by the person presiding over the meeting shall act as Secretary of the meeting and keep the minutes thereof. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at the meeting to, or participation in the meeting by, stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 11:	Exclusive Means of Stockholder Action
Any action required or permitted to be taken by the stockholders shall be taken at an annual or special meeting of the stockholders. No action may be taken by stockholders by written consent.

Section 12:	Nomination of Directors
Nominations of candidates for election as Directors at any annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, may be made (a) by, or at the direction of, a majority of the authorized Directors (or any duly authorized committee of the Board), or (b) by any stockholder of the Corporation who (i) is a stockholder of record on the date of giving the notice specified in this Section 12 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) complies with the notice procedures set forth in this Section 12. Only persons nominated in accordance with procedures set forth in this Section 12 shall be eligible for election as Directors at an annual meeting.
Nominations other than those made by, or at the direction of, a majority of the authorized Directors (or a duly authorized committee of the Board) shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 12. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation as follows:
     (1) in the case of an annual meeting of stockholders, not earlier than the close of business on the one hundred twentieth (120th) nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received (a) not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and (b) not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting of stockholders was first made; and
     (2) in the case of a special meeting of stockholders called for the purpose of electing directors, (a) not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and (b) not later than (i) the close of business on the later of the ninetieth (90th) day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. For purposes of Sections 12 and 13 of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Reuters, Associated Press or comparable national news service, or reported in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”).
In no event shall the public announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Corporation’s equity securities which are Beneficially Owned (as defined below) by such person on the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such stockholder notice; and (iv) any other information relating to such person that would be required to be disclosed pursuant to Regulation 13D under the Securities Exchange Act, in connection with the acquisition of shares, and pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule A of Regulation 14A (as such Items and Schedule are in effect on the date hereof and such additional information required by those provisions or successor provisions adopted after the date hereof); and (b) as to the stockholder giving the notice and the Beneficial Owner, if any, on whose behalf the nomination is made (i) the name and address, as they appear on the Corporation’s books, of such stockholder and of such Beneficial Owner; (ii) the class and number of shares of the Corporation’s equity securities which are Beneficially Owned and owned of record by such stockholder and such Beneficial Owner on the record date for the meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such stockholder notice; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder; (iv) a representation that such stockholder is a holder of record of stock of the Corporation and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (v) a representation whether the stockholder or the Beneficial Owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (y) otherwise solicit proxies from stockholders in support of such nominee; and (vi) any other information relating to such person that would be required to be disclosed pursuant to Regulation 13D under the Exchange Act, in connection with the acquisition of shares, and pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations (as in effect on the date hereof and such additional information required by those provisions or successor provisions adopted after the date hereof). Such notice must be accompanied by the written consent to such nomination of each person proposed as a nominee and such person’s written consent to serve as a director if elected.
In addition, to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under these Bylaws, in the case of director nominations by stockholders) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and, if applicable, the background of any other person or entity (other than the Board) on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) will abide by all applicable requirements in these Bylaws; (b) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12, or as otherwise provided in the Certificate of Incorporation of the Corporation or these Bylaws with respect to the right of directors to fill any vacancies on the Board, and the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. If the presiding person of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding person of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
For purposes of this Section 12 and Section 13, a person shall be considered the “Beneficial Owner” of any security (whether or not owned of record):
(a)	with respect to which such person or any affiliate or associate (as those terms are defined under Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such securities and/or (ii) investment power, including the power to dispose of or to direct the disposition of such security;
(b)	which such person or any affiliate or associate of such person has (i) the right or obligation to acquire (whether such right or obligation is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing and whether or not such right is exercisable immediately or only after the passage of time); or
(c)	which is Beneficially Owned within the meaning of (a) or (b) of this paragraph by any other person with which such first-mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding (whether or not in writing), with respect to (i) acquiring, holding, voting or disposing of such security or any security convertible into or exchangeable or exercisable for such security, or (ii) acquiring, holding or disposing of all or substantially all of the assets or businesses of the Corporation or a subsidiary of the Corporation.

Section 13:	New Business
At any meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the meeting (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof); (b) otherwise properly brought before such meeting of stockholders by or at the direction of the Board (or any duly authorized committee thereof); or (c) in the case of an annual meeting of stockholders, otherwise properly brought before such meeting by any stockholder (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 13 and on the record date for the determination of stockholders entitled to vote at such annual meeting of stockholders; and (ii) who complies with the notice procedures set forth in this Section 13, subject to Regulation 14A of the Exchange Act            or any successor regulation
For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be so received (a) not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting, and (b) not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting of stockholders was first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for giving a stockholder’s notice as described above.
A stockholder’s notice to the Secretary shall set forth as to the matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting; (b) the name and address of the stockholder proposing such business and of the Beneficial Owner, if any, on whose behalf such business is being proposed; (c) the class, number of shares and date acquired of the Corporation’s equity securities which are Beneficially Owned and owned of record by the stockholder giving the notice on the date of such stockholder notice, together with documentary support for any claim of beneficial ownership; (d) as of the date of such notice, a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (e) any financial or other interest of the stockholder in such proposal; (f) any other information which would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the proposal pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder if such stockholder were engaged in such a solicitation; and (g) a representation that such stockholder intends to appear in person or by proxy at the annual meeting of stockholders to bring such business before the meeting. A stockholder may only submit one proposal to be included in the Corporation’s proxy materials for an annual meeting. If the stockholder wants the proxy statement to contain a statement in support of the proposal, the supporting statement, which together with the proposal shall not exceed 500 words, shall be furnished to the Corporation with the stockholder’s notice. Notwithstanding the foregoing provisions of this Section 13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
If the presiding person of an annual meeting of stockholders determines that business was not properly brought before the annual meeting of stockholders in accordance with the foregoing procedures, the presiding person shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
ARTICLE III
Board of Directors

Section 1:	Number of Board Members
The number of Directors of the Corporation, which shall constitute the entire Board, shall not be less than three (3) nor more than fifteen (15) and shall be fixed from time to time by vote of a majority of the authorized Directors.

Section 2:	Classification of Board
The Board shall be divided into three classes, designated Class I, Class II and Class III, such classes to be as nearly equal in number as possible. At the annual meeting of stockholders in 1987, Directors of Class I were elected to hold office for a term expiring at the first succeeding annual meeting, Directors of Class II were elected to hold office for a term expiring at the second succeeding annual meeting, and Directors of Class III were elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders, Directors shall be chosen for a term of three years to succeed those whose terms then expire, and subject to his or her earlier death, resignation or removal as provided in the Certificate of Incorporation or this Article III, shall hold office until the third following annual meeting of stockholders and until the election of their respective successors. The Directors receiving a plurality of the vote cast at each election for Directors shall be so elected.

Section 3:	Removal
Any Director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds (66-2/3%) of the voting power of the outstanding shares of Common Stock.

Section 4:	Resignations
Any Director may resign at any time by giving written notice of his or her resignation to the Chairperson of the Board, the Chief Executive Officer, the President or the Board. Any such resignation shall take effect at the time specified therein or if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5:	Vacancies
Any vacancy on the Board, whether arising through death, resignation or removal of a Director or an increase in the number of Directors of any class, shall be filled by a majority of the remaining authorized Directors, though less than a quorum. The term of office of any Director elected to fill such a vacancy shall expire at the expiration of the term of office of Directors of the class to which such Director was elected.

Section 6:	Place of Meetings
All meetings of the Board shall be held at the principal executive office of the Corporation in the State of California or at such other place, as the Board may designate from time to time.

Section 7:	Annual Meeting
The first meeting of each newly elected Board shall be held immediately after the annual meeting of stockholders. Notice of such Board meeting shall not be necessary in order to constitute the meeting, provided a quorum shall be present. In the event that such meeting does not take place, the meeting may be held at any other time and place as shall be specified in a notice thereof given as hereinafter provided in Section 10 of this Article III, or as shall be specified in a duly executed waiver of notice thereof.

Section 8:	Regular Meetings
Regular meetings of the Board shall be held on such dates and at such place and time as the Board may fix. Notice of regular meetings need not be given, except as otherwise required by law.

Section 9:	Special Meeting
Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer or the President and shall be called by the Chief Executive Officer or the Secretary upon the written request of a majority of the authorized Directors. Such request shall state the purpose or purposes of the meeting.

Section 10:	Notice of Meeting
Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary or an Assistant Secretary and shall state the place, if any, date and time of the meeting. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all Directors not present at the time of the adjournment, as well as to the other Directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

Section 11:	Quorum
At all meetings of the Board, a majority of the authorized Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at the time of the vote, if a quorum is present, shall be the act of the Board, except as otherwise provided by law. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

Section 12:	Conduct of Meetings
At each meeting of the Board, the Chairperson of the Board or, in his or her absence, the Chief Executive Officer or, in his or her absence, the President or, in his or her absence, another chosen by a majority of the Directors present shall act as Chairperson of the meeting. The Secretary or, in his or her absence, any person appointed by the Chairperson of the meeting shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the Chairperson of the meeting.

Section 13:	Telephonic Meetings Permitted
Members of the Board, or any committee designated by the Board, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Section 14:	Action by Unanimous Consent of Directors
Unless otherwise restricted by the Certificate of Incorporation of the Corporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee in accordance with applicable law.
ARTICLE IV
Committees of the Board

Section 1:	General
The Board may, by resolution duly adopted by a majority of the authorized Directors, designate one or more committees, each consisting of one or more Directors and with such powers as it may designate, consistent with the Certificate of Incorporation, these Bylaws, and Delaware law. The appointment of Directors as alternate members of a committee requires the vote of a majority of the authorized Directors. Such committees (including the members thereof) shall serve at the pleasure of the Board.

Section 2:	Authority of Committees; Duties of Directors
Each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board with respect to all matters, except as otherwise provided by law.
ARTICLE V
Officers

Section 1:	Executive Officers, Etc.
The Board shall elect the following officers of the Corporation: a Chairperson of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer and such other officers as may from time to time be designated by the Board. The Board may from time to time designate which of these elected officers shall have the authority to appoint and terminate the appointment of such other officers and agents of the Corporation with such titles and duties as may be necessary for the prompt and orderly transaction of the business of the Corporation. Any two or more offices may be held by the same person, except the offices of Chief Executive Officer and Secretary. In its discretion, the Board may leave unfilled any of the specified offices.

Section 2:	Duties
(a)	The Chairperson of the Board: The Chairperson of the Board shall preside at all meetings of the stockholders and Directors and shall have such other powers and duties as may be assigned by the Board from time to time.

(b)	The Chief Executive Officer: The Chief Executive Officer shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, shall be ex officio a member of all standing committees, and shall see that all orders and resolutions of the Board are carried into effect.

(c)	The President: The President shall participate with the Chief Executive Officer in determining the Corporation’s strategic direction, shall perform, in the absence or disability of the Chief Executive Officer, the duties and exercise the powers of the Chief Executive Officer, and shall perform such other duties as the Board shall prescribe.

(d)	The Chief Financial Officer: The Chief Financial Officer shall have general supervision over the financial affairs of the Corporation and shall perform such other duties as the Board shall prescribe.

(e)	The Secretary: The Secretary shall attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in books to be kept for that purpose and shall perform like duties for the standing committees when required. Except as otherwise provided by these Bylaws or as directed by the Board, he or she or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, he or she shall affix the same to any corporate instrument and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He or she shall keep in safe custody such books and records as the Board may direct and shall perform all other duties incident to the office of Secretary, or as may be prescribed by the Board or the Chief Executive Officer.

(f)	The Treasurer: The Treasurer shall have the care and custody of the corporate funds, he or she shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and he or she shall perform all other duties incident to the office of Treasurer, or as may be prescribed by the Board or the Chief Executive Officer.

Section 3:	Election; Removal
Each officer shall be elected or appointed by the Board and shall hold office for such terms as may be prescribed by the Board. Any officer may be removed with or without cause at any time by the Board.

Section 4:	Resignations
Any officer may resign at any time by giving written notice of his or her resignation to the Chairperson of the Board, the Chief Executive Officer, the President or the Board. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5:	Vacancies
If an office becomes vacant for any reason, the vacancy shall be filled by the Board, and each officer so elected shall serve for such term as may be prescribed by the Board.
ARTICLE VI
Stock Certificates; Transfer of Shares; and Record Date

Section 1:	Certificates
The shares of the Corporation’s capital stock shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson of the Board or the President and by the Secretary or the Treasurer or any Assistant Secretary or any Assistant Treasurer, and shall bear the seal of the Corporation or a facsimile thereof. If any such certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or its employees, the signature of any such officer may be a facsimile signature. In case of any officer who shall have signed or whose facsimile signature was placed on any such certificate shall have ceased to be such officer before such certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

Section 2:	Lost Certificates, Etc.
The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of such lost, mutilated, stolen or destroyed certificate, or his or her legal representatives, to make an affidavit of that fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 3:	Transfer of Shares
Transfers of shares shall be registered on the books of the Corporation maintained for that purpose upon presentation of stock certificates appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

Section 4:	Record Date
In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board may fix a new record date for the adjourned or postponed meeting.

Section 5:	Regulations
Except as otherwise provided by law, the Board may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient, concerning the issue, transfer and registration certificates for the securities of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.
ARTICLE VII
General Provisions

Section 1:	Dividends
The Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation of the Corporation or the terms of any other corporate document, to determine what, if any, dividends shall be declared and paid or distributed.

Section 2:	Seal
The Corporation’s seal shall be in such form as is required by law and as shall be approved by the Board.

Section 3:	Fiscal Year
The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 4:	Checks, Etc.
All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed in the name and on behalf of the Corporation by such officer or officers or such other person or persons as the Board may designate from time to time.

Section 5:	General and Special Bank Accounts
The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board from time to time. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

Section 6:	Proxies in Respect of Securities of Other Corporations
Unless otherwise provided by resolution adopted by the Board, the Chairperson of the Board, the Chief Executive Officer, the President, or any Executive Managing Director, Senior Managing Director, or Managing Director may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

Section 7:	Manner of Notice
Except as otherwise provided herein or permitted by applicable law, notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation of the Corporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 7, shall be deemed to have consented to receiving such single written notice. Notice to Directors may be given by telecopier, telephone or other means of electronic transmission.

Section 8:	Waiver of Notice of Meetings of Stockholders, Directors and Committees
Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in a waiver of notice.
ARTICLE VIII
Indemnification of Directors, Officers, Employees and other Corporate Agents

Section 1:	Action, Etc., Other than by or in the Right of the Corporation
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he or she is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “Agent”), against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 2:	Action, Etc., by or in the Right of the Corporation
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an Agent against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

Section 3:	Indemnification Against Expenses of Successful Party
Notwithstanding the other provisions of this Article VIII, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, such Agent shall be indemnified against all expenses incurred in connection therewith.

Section 4:	Advances of Expenses
The right to indemnification contained in this Article VIII shall include the right to be paid by the Corporation the expense incurred in defending any such action, suit, proceeding or investigation for which such right to indemnification is applicable in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an Agent shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Agent, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Agent is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

Section 5:	Right of Agent to Indemnification Upon Application; Procedure Upon Application
Any indemnification or advance under this Article VIII shall be made promptly, and in any event within ninety days, upon the written request of the Agent. The right to indemnification or advances as granted by this Article VIII shall be enforceable by the Agent in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim, in the whole or in part, or if no disposition of such claim is made within ninety days. In any suit brought by an Agent to enforce his or her right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation must bear the burden of proof to show that the Agent is not entitled to indemnification or advancement of expenses. The Agent’s expenses incurred in connection with successfully establishing his or her right to indemnification or advancement of expenses, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

Section 6:	Other Rights and Remedies
The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which an Agent seeking indemnification may be entitled under any Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing. The execution of any other written contract for indemnification between the Agent and the Corporation shall in no way limit the rights of the Agent under this Article VIII.

Section 7:	Insurance
Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VIII.

Section 8:	Constituent Corporations
For the purposes of this Article VIII, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a Director, officer, employee, trustee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a Director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

Section 9:	Other Enterprises, Fines, and Serving at Corporation’s Request
For purposes of this Article VIII, references to “other enterprises” in Sections 1 and 8 shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, officer, employee, trustee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, trustee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 10:	Indemnification of Employees and Agents
As determined by the Board, the Corporation may indemnify and advance expenses to an employee or agent of the Corporation to the same or a lesser extent that it shall indemnify officers and Directors under this Article VIII.

Section 11:	Savings Clause
If this Article VIII, or any portion thereof, shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding or an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated, or by any other applicable law.

ARTICLE IX
Amendments
The Board shall have the power to amend, repeal or adopt bylaws by the majority vote of the Directors present at any regular or special meeting of the Board at which a quorum is present. Any bylaw adopted by the Board may be amended or repealed at a stockholders’ meeting by vote of the holders of at least two-thirds (66-2/3%) of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, unless (a) two-thirds of the entire Board and (b) a majority of the Continuing Directors (as specified by Article Eighth of the Certificate of Incorporation of the Corporation) declares such amendment or repeal to be advisable.